EXHIBIT 99

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in Registration Statement No. 033-44581 on Form S-8 of our report dated June 9, 2006, appearing in this Annual Report on Form 11-K of Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan for the year ended December 31, 2005.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 28, 2006

EXHIBIT 99

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in Registration Statement No. 033-44581 on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
June 27, 2006